POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.  As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www. senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

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Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

SIGNATURE AND ACKNOWLEDGMENT:  In witness whereof I have hereunto signed my name on November 10, 2009

/s/Bradley J. Skapyak Bradley J. Skapyak	President (Principal Executive Officer) (effective January 1, 2010)

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On November 10, 2009, before me, the undersigned, personally appeared the above-named individual, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Talia Delgado Talia Delgado Notary Public

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Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

SIGNATURE AND ACKNOWLEDGMENT:  In witness whereof I have hereunto signed my name on November 10, 2009

/s/James Windels James Windels	Treasurer (Principal Financial and Accounting Officer)
/s/Joseph S. DiMartino Joseph S. DiMartino	Board Member, Chairman of the Board
/s/David W. Burke David W. Burke	Board Member
/s/Hodding Carter III Hodding Carter III	Board Member
/s/Gordon J. Davis Gordon J. Davis	Board Member
/s/Joni Evans Joni Evans	Board Member
/s/Ehud Houminer Ehud Houminer	Board Member
/s/Richard C. Leone Richard C. Leone	Board Member
/s/Hans C. Mautner Hans C. Mautner	Board Member
/s/Robin A. Melvin Robin A. Melvin	Board Member
/s/Burton N. Wallack Burton N. Wallack	Board Member
/s/John E. Zuccotti John E. Zuccotti	Board Member

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STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On November 10, 2009 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Talia Delgado Talia Delgado Notary Public

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IMPORTANT INFORMATION FOR THE AGENT

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

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ATTORNEY'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT
AS AGENT AND ATTORNEY-IN-FACT

Each of the undersigned has read the foregoing Power of Attorney and is the person identified as agent for the individuals named herein.  Each of the undersigned acknowledges his or her legal responsibilities.

/s/Michael A. Rosenberg Michael A. Rosenberg
/s/Kiesha Astwood Kiesha Astwood
/s/James Bitetto James Bitetto
/s/Joni Lacks Charatan Joni Lacks Charatan
/s/Joseph M. Chioffi Joseph M. Chioffi
/s/Kathleen DeNicholas Kathleen DeNicholas
/s/Janette E. Farragher Janette E. Farragher
/s/John B. Hammalian John B. Hammalian
/s/M. Cristina Meiser M. Cristina Meiser
/s/Robert R. Mullery Robert R. Mullery
/s/Jeff Prusnofsky Jeff Prusnofsky

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STATE OF NEW YORK                    )

                                                            )           ss

COUNTY OF NEW YORK               )

On 10th day of November, 2009 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/Talia Delgado

Talia Delgado
Notary Public

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